Exhibit 10.23

EXECUTION COPY

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of March 8, 2007 by and between WLR Recovery Fund III, L.P., a Delaware limited partnership (“Fund III”), the individuals listed as “Other Stockholders” on the signature page hereto (the “Other Stockholders”), and International Textile Group, Inc., a Delaware corporation (“ITG”).

RECITALS

A. Fund III and the Other Stockholders (collectively, the “BST US Holders”) are the record holders of all of the issued and outstanding shares of the common stock of BST US Holdings, Inc., a Delaware corporation (“BST US”);

B. BST US, through its direct and indirect Subsidiaries (as defined herein), develops and manufactures fabrics for automotive airbags as well as seatbelts and other textile products (the “Safety Textiles Business”);

C. ITG believes that it is in its best interests, and therefore desires, to acquire the Safety Textiles Business from the BST US Holders;

D. Each of the BST US Holders desires to exchange (the “Exchange”) all of the outstanding stock of BST US (the “BST Shares”) held by each of them for shares of Series A Convertible Preferred Stock of ITG (the “Preferred Stock”);

E. A special committee of the board of directors of ITG (the “Special Committee”) has approved and recommended to the board of directors of ITG that it approve, and such board of directors has so approved, the terms and conditions of the Exchange and of this Agreement; and

F. The BST US Holders and ITG are entering into this Agreement to set forth the terms and conditions applicable to the Exchange.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

ARTICLE I

THE EXCHANGE

1.1 Reservation of Preferred Stock. ITG shall, prior to the Closing (as defined below), take all such actions to ensure that a sufficient number of shares of Series A Convertible Preferred Stock, having the rights, restrictions, privileges and preferences as set forth in the Certificate of Designation of Series A Convertible Preferred Stock of ITG, a copy of which is attached hereto as Exhibit A, are duly reserved for issuance to the BST US Holders at the Closing.

1.2 Exchange of Shares. (a) Upon the terms and subject to the conditions set forth herein, at the Closing ITG shall acquire, and each of the BST US Holders shall sell and transfer to ITG, all of the BST Shares owned of record by each respective BST US Holder, and in exchange therefor ITG shall issue to each of the BST US Holders 60 shares of Preferred Stock for each BST Share (the “Exchange Ratio”) held by such BST US Holder as of the date of Closing. Upon the completion of the Exchange, BST US will be a wholly owned subsidiary of ITG.

(b) At the Closing, (i) each of the BST US Holders shall deliver to ITG the certificates representing all of the issued and outstanding BST Shares owned by such BST US Holder, duly and properly endorsed for transfer to ITG, and accompanied by a written instrument or instruments of transfer, in form and content satisfactory to ITG, duly executed by each of the BST US Holders; and (ii) ITG shall deliver to each of the BST US Holders certificates representing such number of shares of Preferred Stock as is calculated by multiplying the number of BST Shares held by each such BST US Holder by the Exchange Ratio. The number of shares of Preferred Stock to be issued to each BST US Holder is set forth on Exhibit B hereto opposite the name of such BST US Holder.

1.3 Closing. Subject to the satisfaction or waiver of all covenants or conditions precedent set forth in Articles I and V hereof, the Exchange shall be completed (the “Closing”) at the offices of Jones Day, 1420 Peachtree Street, Suite 800, Atlanta, Georgia 30309, at 10:00 a.m., local time, on April 2, 2007, or at such other place and on such other date and time as the parties may agree.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ITG

ITG hereby represents and warrants to the BST US Holders that:

2.1 Corporate Status. ITG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other power and authority to carry on its business as now being conducted.

2.2 Capitalization. The authorized capital stock of ITG consists of 250,000,000 shares, consisting of 150,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 100,000,000 shares of preferred stock, of which 12,000,000 shares are designated as Series A Convertible Preferred Stock. As of the date of this Agreement, 17,481,596 shares of Common Stock are issued and outstanding and 4,719,695 shares of Preferred Stock are issued and outstanding.

2.3 Power and Authority; Binding Agreement. ITG has the requisite corporate power and authority to execute and deliver, and when the Certificate of Designation has been adopted and filed with the Secretary of State of the State of Delaware, to perform its obligations under, this Agreement, and ITG has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the Exchange. This Agreement has been duly executed and delivered by ITG and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the valid and binding agreement of ITG enforceable against ITG in accordance with its terms.

2.4 Non-Contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under the Certificate of Incorporation or By-laws of ITG. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of ITG or any of its subsidiaries under, (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license or similar authorization applicable to ITG or any of its subsidiaries or their respective properties or assets or (ii) subject to the governmental filings and other matters referred to in Section 2.5 below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ITG or any of its subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses, liens or encumbrances that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on (x) the business condition of ITG and its subsidiaries taken as a whole or (y) the ability of ITG to perform its obligations under this Agreement.

2.5 Consents and Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission, body or authority or any non-governmental self-regulatory agency, commission, body or authority (each a “Governmental Entity”) is required by ITG in connection with the execution and delivery of this Agreement by ITG or the consummation by ITG of the Exchange or the other transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations, (ii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (iii) such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on ITG.

2.6 Valid Issuance. When issued pursuant to this Agreement in connection with the Exchange, the Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable, and each of the BST US Holders will receive good title to such shares, free and clear of any liens, claims, security interest or encumbrances.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BST US HOLDERS

The BST US Holders represent and warrant to ITG as follows:

3.1 Status, Power and Authority. Fund III represents and warrants that (a) it is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted, (b) it has taken all action necessary to authorize the execution, delivery and performance of this Agreement, and (c) it has the power and authority to execute and deliver, and to perform its obligations under, this Agreement. Each Other Stockholder respectively represents and warrants that (i) he has the full right, power and capacity to execute and deliver, and to perform his obligations under, this Agreement, (ii) he has read the provisions of this Agreement, has reviewed such provisions with counsel to the extent he deemed appropriate, understands each of such provisions and voluntarily agrees to be bound hereby, and (iii) if such other stockholder is married, he has, to the extent required by applicable law, obtained all requisite consents of his spouse to the provisions of this Agreement and the transactions contemplated hereby.

3.2 Binding Agreement. Each BST US Holder represents and warrants that this Agreement has been duly executed and delivered by such BST US Holder and constitutes a valid and binding agreement of such BST US Holder, enforceable against such BST US Holder in accordance with its terms.

3.3 Non-Contravention with Respect to BST US Holders. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation any lien or encumbrance upon any of the properties or assets of such BST US Holder under (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license or similar authorization applicable to such BST US Holder or its respective properties or assets, other than such conflicts, violations, defaults, rights, losses, liens or encumbrances that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on (x) the BST Shares or the business condition of BST US and its Subsidiaries taken as a whole or (y) the ability of such BST US Holder to perform its obligations under this Agreement.

3.4 Non-Contravention with Respect to BST US. Except as set forth on Schedule 3.4, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof, will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, the Certificate of Incorporation or By-laws of BST US. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of BST US or any of its Subsidiaries under, (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license or similar authorization applicable to BST US or any of its Subsidiaries or their respective properties or assets or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BST US or any of its Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses, liens or encumbrances that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on (x) the operations or financial or business condition of BST US and its Subsidiaries taken as a whole or (y) the ability of BST US to perform its obligations under this Agreement.

3.5 Consents and Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by any BST US Holder in connection with the execution and delivery of this Agreement by such BST US Holder or the consummation of the Exchange or the other transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Fund III under the HSR Act and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations and (ii) such other consents, approvals, orders or authorizations, the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on (x) the business condition of BST US and its Subsidiaries taken as a whole or (y) the ability of such BST US Holder for perform its obligations under this Agreement.

3.6 Capitalization of BST US. The authorized capital stock of BST US consists of 500,000 shares, consisting of 400,000 shares of common stock, par value $0.01 per share, and 100,000 shares of preferred stock. As of the date hereof, 55,927 shares of BST US common stock are issued and outstanding, all of which shares are validly issued, fully paid and non-assessable, and are held of record by the BST US Holders in the amounts set forth on Exhibit B attached hereto. There are no shares of preferred stock issued or outstanding. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require BST US to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to BST US. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of BST US.

3.7 Title to BST Shares. As of the date hereof, and immediately prior to the Exchange, each BST US Holder has, or will have, good and valid title to the BST Shares owned by such BST US Holder, free and clear of all claims, liens, security interests, title defects and objections or any other encumbrances of any kind or nature whatsoever; and upon the Exchange ITG will receive good and valid title to such BST Shares, free and clear of any claims, liens, security interests, title defects and objections or any other encumbrances of any kind or nature whatsoever.

3.8 Ownership of Safety Textiles Business. As of the date hereof, BST US, through its Subsidiaries, owns substantially all of the assets that comprise the Safety Textiles

Business and that were acquired by BST US on December 8, 2006, pursuant to that certain Share Purchase Agreement dated September 1, 2006, as amended by that certain Amendment Agreement dated December 7, 2006, by and among BST Safety Textiles Acquisition GmbH, BST Safety Textiles Luxembourg S.à.r.l., WLR Recovery Fund III, L.P., and the other signatories thereto, except such assets (i) as have been disposed of in the ordinary course of business and (ii) where the failure to own such assets would not have a material adverse effect on the operations or financial or business condition of the Safety Textiles Business.

3.9 Absence of Certain Changes or Events. Since December 8, 2006, the Safety Textiles Business has been conducted, and its books, records and accounts have been maintained, in the ordinary course of business and, since such date, there has not been:

(a) any merger, business combination or acquisition or sale of assets, in each case relating to the Safety Textiles Business, outside of the ordinary course of business, except as set forth on Schedule 3.9(a);

(b) any distributions or dividends declared or paid to the stockholders of BST US;

(c) any transactions between BST US and any of its affiliates other than as part of the transactions contemplated hereby or as set forth on Schedule 3.9(c);

(d) any failure by BST US: (i) to make and keep books, records, and accounts which accurately and fairly reflect the assets of BST US or (ii) to devise and maintain a system of internal controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with BST US management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with applicable generally accepted accounting principles and to maintain accountability for its assets, and (C) access to assets is permitted only in accordance with management’s general or specific authorization;

(e) any issuance or sale of any debt securities or warrants or other rights to acquire any debt security of BST US or any of its Subsidiaries (other than to or by another Subsidiary of BST US), or the incurrence by BST US of any other indebtedness subsequent to its acquisition of the Safety Textiles Business;

(f) any Material Adverse Change in the business, assets or financial condition of BST US, taken as a whole; or

(g) any authorization or agreement by BST US to do any of the foregoing.

For purposes of this Agreement, “Material Adverse Change” means any change, effect, event, occurrence or state of facts that is materially adverse to the business, operations, condition (financial or otherwise), assets or liabilities of such party, or that could reasonably be expected to result in a material adverse effect on the ability of the BST US Holders to consummate the transaction contemplated by this Agreement, other than any change, effect, event, occurrence or state of facts (x) relating to the economy in general which does not have a disproportionate impact on such party or (y) relating to the industries in which such party operates in general and not specifically relating to such party.

3.10 Material Liabilities. As of the date hereof, to the knowledge of the BST US Holders there are no material liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) that (a) are not provided for in the Balance Sheet included in the December 2006 Monthly Report for the Safety Textile Business and (b) could reasonably be expected to result in a Material Adverse Change.

3.11 Subsidiaries. Schedule 3.11 sets forth for each direct and indirect subsidiary (collectively the “Subsidiaries” and each individually a “Subsidiary”) of BST US: (a) its name and jurisdiction of incorporation or organization, (b) the number of shares or membership interests or similar ownership interests of each class of capital stock or similar ownership interest outstanding, (c) the number of shares or membership interests or similar ownership interests of each class of capital stock or similar ownership interest and the number of such interests held by each holder, and (d) the number of shares or membership interests or similar ownership interests of each class of capital stock or similar ownership interest held in treasury. All of the issued and outstanding shares or membership interests or similar ownership interests of each class of capital stock or similar ownership interest of each Subsidiary have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record by the holders in the amounts set forth on Schedule 3.11. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any Subsidiary to issue, sell, or otherwise cause to become outstanding any of its shares or membership interests or similar ownership interests of each class of capital stock or similar ownership interest. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of any Subsidiary.

3.12 Due Diligence Reports. To the knowledge of Fund III, the due diligence reports, memoranda, assessments, appraisals, and related materials (collectively, the “Due Diligence Reports”) made available by Fund III to ITG are the only material written reports prepared at the direction or on behalf of Fund III or any of its affiliates in connection with its purchase of the Safety Textiles Business, and such reports have not been amended, supplemented, or modified, as of the date thereof, except for those amendments and supplements as have been provided or disclosed to ITG. To the knowledge of Fund III, no fact has come to the attention of Fund III that has caused Fund III to believe that any of the Due Diligence Reports contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances and the context, and subject to the conditions specified therein, in which they were made, not misleading.

3.13 Aggregate Purchase Price. The original purchase price paid by each of the BST US Holders for the BST Shares owned by such holder is set forth on Exhibit B.

ARTICLE IV

SECURITIES LAW MATTERS

4.1 Investment Representations and Warranties. Each BST US Holder represents and warrants to ITG as follows:

(a) Such BST US Holder is acquiring the shares of Preferred Stock pursuant to this Agreement for its own account, for investment and not with a view to the distribution thereof (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)) in violation of the Securities Act.

(b) Such BST US Holder understands that (i) the shares of Preferred Stock have not been registered under the Securities Act or any state securities laws and have been issued by ITG in a transaction exempt from the registration requirements thereof and will be “restricted securities” as defined in Rule 144 under the Securities Act, and (ii) shares of Preferred Stock may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

(c) Such BST US Holder further understands that the exemption from registration afforded by Rule 144, as promulgated under the Securities Act, upon a transfer of any shares of Preferred Stock or (the provisions of which are known to the Investor) depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(d) Such BST US Holder has had and continues to have the opportunity (i) to propose questions to and to receive information from the responsible parties at ITG and (ii) to obtain any additional information concerning ITG and its business that such BST US Holder deems relevant to make an informed decision as the investment made hereby.

(e) Such BST US Holder is an “accredited investor” (as defined in Rule 501(a) promulgated pursuant to the Securities Act), has such knowledge and experience in financial and business matters to be capable of evaluating an investment in the Preferred Stock, and has the ability to bear the economic risks of such an investment.

4.2 Restrictive Legend. Each BST US Holder acknowledges that any certificates representing the shares of Preferred Stock (or any part thereof) will bear the following legend, together with any and all other legends as may be required pursuant to applicable law:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state law and may not be transferred, sold or otherwise disposed of unless registered under such act and applicable state laws or unless an exemption from the registration requirements under such act or applicable state law requirements is available.”

Such legend may be removed and ITG may issue a certificate representing such securities without such legend to the holder thereof if (i) such securities are hereafter registered under the Securities Act of 1933, or (ii) if such securities are sold pursuant to Rule 144 under the Securities Act of 1933, or (iii) if such securities are eligible for transfer under Rule 144(k) under the Securities Act of 1933, and, in the case of (ii) or (iii), when such BST US Holder has furnished to ITG evidence to such effect that ITG finds reasonably satisfactory which may include, without limitation, an opinion of counsel reasonably acceptable to issuer (as to form and substance and counsel).

ARTICLE V

CONDITIONS

5.1 Conditions to Closing of ITG. The obligations of ITG to issue the shares of Preferred Stock to the BST US Holders at the Closing is subject to the fulfillment to its satisfaction, on or prior to the date of Closing, of the following conditions:

(a) The representations and warranties of the BST US Holders set forth in Article III hereof shall be true and correct in all material respects as of the Closing and the BST US Holders shall have complied with or performed in all material respects all of the agreements, covenants and obligations hereunder required to be performed by them as of such date, including the delivery of the BST shares as contemplated by Section 1.2(b) hereof; and ITG shall have received at the Closing a certificate from the BST US Holders to that effect, dated as of the date of Closing;

(b) All consents, approvals, orders or authorizations or filings of or with any Governmental Entity, or any other consents or approvals, that are required in connection with the transactions contemplated by this Agreement shall have been duly obtained and shall be effective on and as of the Closing;

(c) Each BST Holder, if not already a party thereto, shall have become a party to that certain Stockholders Agreement, dated as of March 2, 2007, by and among ITG, Fund III, WLR Recovery Fund II, L.P. and the investors from time to time party thereto; and

(d) The BST US Holders shall have delivered to ITG such other documents, certificates or other information, including with respect to the Safety Textiles Business, as ITG or its counsel may reasonably request.

5.2 Conditions to Closing of the BST US Holders. The obligations of the BST US Holders to transfer the BST shares to ITG at the Closing is subject to the fulfillment to their satisfaction, on or prior to the date of Closing, of the following conditions:

(a) The representations and warranties of ITG set forth in Article II hereof shall be true and correct in all material respects as of the Closing and ITG shall have complied with or performed in all material respects all of the agreements, covenants and obligations hereunder required to be performed by it as of such date, including the reservation of the Preferred Stock as contemplated by Section 1.1 hereof and the delivery of shares of Preferred Stock as contemplated by Section 1.2(b) hereof, and the BST US Holders shall have received at the Closing a certificate from ITG to that effect, dated as of the date of Closing;

(b) The requirements set forth in the Term and Revolving Facilities Agreement to which BST US is a party shall have been fulfilled and satisfied;

(c) All consents, approvals, orders or authorizations or filings of or with any Governmental Entity, or any other consents or approvals, that are required in connection with the transactions contemplated by this Agreement shall have been obtained and shall be effective on and as of the Closing;

(d) A copy of the Certificate of Designation, as filed with, and certified as of a recent date by, the Secretary of State of the State of Delaware, shall have been delivered to the BST US Holders; and

(e) ITG shall have delivered to the BST US Holders such other documents, certificates or other information as the BST US Holders or their counsel may reasonably request.

ARTICLE VI

MISCELLANEOUS

6.1 Authorization. No action taken or purported to have been taken on behalf of ITG after the date hereof with respect to any Specified Matter shall be valid or effective unless such action has been approved by the Special Committee. For purposes of this Agreement, the following shall be deemed to be a “Specified Matter”: (i) any amendment or termination of, and any exercise or enforcement of any right (or refraining from enforcing any such right) under, this Agreement by ITG, (ii) an extension of time for performance granted by ITG, (iii) any waiver of any right, condition or obligation by ITG under this Agreement, (iv) any action or failure to act that would reasonably be expected to result in a breach by ITG, or (v) any exercise by ITG of ITG’s consent rights under this Agreement.

6.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and, unless otherwise expressly provided herein, are deemed to have been duly given or made when delivered by hand or by courier, or by certified mail, or, when transmitted by facsimile and a confirmation of transmission printed by sender’s facsimile machine. A copy of any notice given by facsimile also must be mailed, postage prepaid, to the addressee. Notices to the respective parties hereto must be addressed as follows:

If to the BST US Holders:	WL Ross & Co. LLC 600 Lexington Avenue, 19th Floor New York, New York 10022 Attention: David L. Wax Telephone: (212) 826-2111 Telecopier: (212) 317-4891

With a copy to:

Jones Day 1420 Peachtree Street, Suite 800 Atlanta, Georgia 30309 Attention: Mark L. Hanson, Esq. Telephone: (404) 521-3939 Telecopier: (404) 581-8330

If to ITG:	International Textile Group, Inc. 804 Green Valley Road, Suite 300 Greensboro, North Carolina 27408 Attention: Joseph L. Gorga Telephone: (336) 379-2200 Telecopier: (336) 379-2221

With a copy to:

Kilpatrick Stockton LLP Suite 2500 1100 Peachtree Street Atlanta, Georgia 30309 Attention: David Stockton, Esq. Telephone: (404) 815-6500 Telecopier: (404) 541-3402

If to the Special Committee:

Special Committee of the Board of Directors

of International Textile Group, Inc.

c/o David Stockton, Esq.

Kilpatrick Stockton LLP

Suite 2800

1100 Peachtree Street

Atlanta, Georgia 30309

Telephone:   (404) 815-6500

Telecopier:   (404) 541-3402

Any party may alter the address to which communications or copies are to be sent by giving notice of the change of address under this Section.

6.3 Amendments. This Agreement may be amended or modified only by a written instrument executed by each of the parties hereto.

6.4 Entire Agreement. This Agreement and the other agreements and documents contemplated herein constitute the entire agreement between the parties hereto as to the subject matter herein and supersede any prior agreement or understanding between the parties, whether oral or written, with respect to the matters contemplated hereby.

6.5 Headings. The headings in this Agreement are for purposes of reference only and are not to be considered in construing this Agreement.

6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered constitutes an original and all together shall constitute one Agreement.

6.7 Enforceability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is, to any extent, invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other Persons and circumstances are not invalidated thereby, and each term and provision hereof is to be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law.

6.8 Governing Law. This Agreement is to be construed and enforced in accordance with and shall be governed by the laws of the State of New York applicable to contracts executed in and to be fully performed in that state.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

WLR RECOVERY FUND III, L.P.

By:	WLR RECOVERY ASSOCIATES III LLC,
its General Partner

/s/ David L. Wax
Name:
Title:

“OTHER STOCKHOLDERS”

/s/ Georg Saint-Denis
Georg Saint-Denis

/s/ Frank Goehring
Frank Goehring

INTERNATIONAL TEXTILE GROUP, INC.

/s/ Neil Koonce
Name:
Title: